UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 9, 2004

(Date of earliest event reported)

CNL INCOME FUND VI, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

0-19144	59-2922954
Commission File No.	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

ITEM 5.	OTHER EVENTS.

On August 9, 2004, CNL Income Fund VI, Ltd. (the “Partnership”) entered into a definitive Agreement and Plan of Merger pursuant to which the Partnership will be merged with a subsidiary of U.S. Restaurant Properties, Inc. (NYSE: USV). The merger is one of multiple concurrent transactions pursuant to which 17 other affiliated limited partnerships also will be merged with a subsidiary of U.S. Restaurant Properties, Inc. and in which CNL Restaurant Properties, Inc., an affiliate, also will be merged with U.S. Restaurant Properties, Inc. The merger of the Partnership (and each of the 17 other affiliated mergers) is subject to certain conditions including approval by a majority of the limited partners, consummation of a minimum number of limited partnership mergers representing at least 75.0% in value (as measured by the value of the merger consideration) of all limited partnerships, consummation of the merger between U. S. Restaurant Properties, Inc. and CNL Restaurant Properties, Inc., approval of the shareholders of U.S. Restaurant Properties, Inc., and availability of financing. The transaction is expected to be consummated in the first quarter of 2005.

Under the terms of the transaction, the limited partners will receive total consideration of approximately $36.04 million, consisting of approximately $30.14 million in cash and approximately $5.90 million in U.S. Restaurant Properties, Inc. Series A Convertible Preferred Stock that is listed on the New York Stock Exchange. The general partners will receive total consideration of approximately $234,000 consisting of approximately $196,000 in cash and approximately $38,000 in preferred stock.

The Partnership has received an opinion from Wachovia Capital Markets, LLC that as of August 9, 2004 the merger consideration to be received by the holders of the general and limited Partnership interests is fair, from a financial point of view, to such holders.

Based in Dallas, Texas, U.S. Restaurant Properties, Inc. is a real estate investment trust (REIT) that focuses primarily on acquiring, owning and leasing restaurant properties.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	No financial statements are required to be filed as part of this Current Report on Form 8-K.

(b)	No pro forma financial information is required to be filed as part of this Current Report on Form 8-K.

(c)	Exhibits.

99.1	Press release applicable to CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and each of the respective General Partners related thereto, along with CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. dated August 9, 2004.

99.2	Agreement and Plan of Merger among U.S. Restaurant Properties, Inc., Ivanhoe Acquisition VI, LLC, and CNL Income Fund VI, Ltd. dated as of August 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of August, 2004.

CNL INCOME FUND VI, LTD.

By:	CNL REALTY CORPORATION General Partner

	By:	/s/ JAMES M. SENEFF, JR.
JAMES M. SENEFF, JR. Chief Executive Officer (Principal Executive Officer)

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE President and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibits

99.1	Press release applicable to CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and each of the respective General Partners related thereto, along with CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. dated August 9, 2004.

99.2	Agreement and Plan of Merger among U.S. Restaurant Properties, Inc., Ivanhoe Acquisition VI, LLC, and CNL Income Fund VI, Ltd. dated as of August 9, 2004.